Exhibit 23.1


INDEPENDENT AUDITORS CONSENT

      We consent to the incorporation by reference in the Registration Statement of California Energy Company, Inc. on Form S-8 pertaining to the 1994 Employee Stock Purchase Plan of California Energy Company, Inc. of our reports dated February 26, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of California Energy Company, Inc. for the year ended December 31, 1992.


Deloitte & Touche

/s/ Deloitte & Touche
Omaha, Nebraska
February 2, 1994


















(Ex-23-1.S8)
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